UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2012

DUSSAULT APPAREL INC.
Exact name of registrant as specified in its charter

Nevada	000-54252	98-0513727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 Shore Drive South, South Pasedena, FL	33707
(Address of principal executive offices)	(Zip Code)

(727) 902-2594
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4.  MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01     Changes in Registrant’s Certifying Accountant

(a) Previous independent registered public accounting firm

On or about November 5, 2012, Dussault Apparel Inc. (the "Company") formally informed John Kinross-Kennedy. (“Kinross-Kennedy”) of their dismissal as the Company’s independent registered public accounting firm.

As the Company does not have an audit committee, the decision to change principal accountants was approved by the Company's Board of Directors.

None of the reports of Kinross-Kennedy, on the Company's financial statements for either of the past five years or subsequent interim periods contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles except to indicate that there was substantial doubt about our Company’s ability to continue as a going concern.

There were no disagreements between the Company and Kinross-Kennedy, for the two most recent fiscal years and any subsequent interim period through November 5, 2012 (date of dismissal) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Kinross-Kennedy, would have caused them to make reference to the subject matter of the disagreement in connection with its report.

The Company has requested that Kinross-Kennedy furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.

(b) New independent registered public accounting firm

On, or about November 5, 2012 the Company engaged Anton & Chia, LLP (“Anton”) as its principal accountant to audit the Company's financial statements as successor to Kinross-Kennedy. During the Company's two most recent fiscal years and through November 5, 2012, the Company has not consulted with Anton regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did Anton provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

Further, during the Company's two most recent fiscal years or through November 5, 2012, the Company has not consulted the entity of Anton on any matter that was the subject of a disagreement as that term is defined in Item 304(a)(1) (iv) of Regulation S-K., or a reportable event.

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors and Certain Officers

On December 31, 2012, the Board of Directors received the resignation of Mr. Robert Mintak as Chief Financial Officer of the Company.

Mr. Mintak tendered his resignation due to the fact that his other business activities did not allow sufficient time to dedicate to the business of the Corporation.   Mr. Mintak did not resign as a result of any dispute or disagreement with the Company.

Appointment of Certain Officers

On December 31, 2012, the Board of Directors appointed Natalie Bannister to fill the role of Chief Financial Officer of the Company until such time as a replacement for Mr. Mintak can be found.   Ms. Bannister is currently the sole officer and Director of the Company.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
16.1	Letter from John Kinross-Kennedy, Certified Public Accountant, Inc. dated January 2, 2012 regarding change in certified accountant.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUSSAULT APPAREL INC.

Dated: January 3, 2013	By:	/s/ Natalie Bannister
	Name:	Natalie Bannister
`	Title:	Chief Executive Officer, President, Secretary, Treasurer, Chief Financial Officer and Director